UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2008

US BIODEFENSE, INC.

(Exact name of registrant as specified in its charter)

Utah	000-31431	33-0052057
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 State Street East, Suite 226, Oldsmar, Florida		34677
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (727) 417-7807

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 CHANGES IN CONTROL OF REGISTRANT

     Effective January 10, 2008, US Biodefense, Inc. (the "Company") experienced a change in control as the result of a series of related transactions. Effective January 10, 2008, the Company executed an Executive Employment Agreement with Scott Gallagher pursuant to which he became the Chairman of the Board and Chief Executive Officer of the Company. Simultaneously, the former Chairman, David Chin resigned, leaving Mr. Gallagher as the sole remaining director. Also effective January 10, 2008, Mr. Gallagher acquired the beneficial ownership of 10,000,000 shares of common stock of the Company, constituting 95.6% of the Company's common stock.  As a result of these transactions, Mr. Gallagher has assumed control of the Company.

     Pursuant to the terms of the Employment Agreement, Mr. Gallagher was engaged to serve as Chairman and CEO for a period of two years, subject to earlier termination. The Agreement provides him with payment of an annual salary of $100,000 and other benefits of a nature consistent with his position.

     At the time of executing the Executive Employment Agreement, Mr. Gallagher also announced that he had agreed to purchase 10,000,000 shares of the Comany's common stock, 5,000,000 of which were purchased directly by Mr. Gallagher for $150,000 and 5,000,000 of which were purchased by 221 Fund, LLC, an entity controlled by Mr. Gallagher in which he is the Chief Investment Officer for $150,000. David Chin the Company's former chairman and CEO and only director approved Mr. Gallagher being named as the Company's new Chairman and Chief Executive officer and then he resigned.

     In connection with his appointment as Chairman and CEO, Mr. Gallagher has expressed his intent to change the name of the Company to Internet Holdings Corp and change the Company's business model to focus on the Direct Navigation Internet Media space. Mr. Gallagher has served as Chairman and CEO of FTS Group, Inc. since January 2002.

    This report contains forward-looking statements that involve risks and uncertainties. You should not place undue reliance on these forward-looking statements. The Company's actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in its Form 10-KSB and other reports it files with the Securities and Exchange Commission. Although management believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in its expectations, except as required by law.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY AGREEMENT OF CERTAIN OFFICERS

     See Item 5.01 above for a description of the resignation of directors of the Company.  None of such individuals had any disagreements with the Company at the time of their resignation.

Item 8.01 OTHER EVENTS

     Following his appointment to the Company, Mr. Gallagher has moved its principal place of business to; 300 State Street East Suite 226, Oldsmar Florida 34677 and change the main Company phone number to 727-417-7807.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

              10.1 Executive Employment Agreement between the Company and Scott
                      Gallagher, dated January 10, 2008.

              10.2 Stock Purchase Agreement between the Company and Scott Gallagher, dated January 10, 2008.

              10.3 Stock Purchase Agreement between the Company and 221Fund, LLC, dated January 10, 2008.

      17.1 Resignation Letter between the Company and David Chin, dated January 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIODEFENSE, INC.
(Registrant)

Signature	Title	Date

/s/ Scott Gallagher	Chairman and CEO	January 10, 2008
Scott Gallagher